Exhibit 99.1

FOR IMMEDIATE RELEASE

INFORMATION HOLDINGS INC. ANNOUNCES STOCKHOLDER

APPROVAL OF ACQUISITION BY THE THOMSON CORPORATION

STAMFORD, CT, August 31, 2004 - Information Holdings Inc. (NYSE:  IHI) announced today that it has received the required stockholder vote approving the merger agreement among IHI, The Thomson Corporation (NYSE: TOC; TSX: TOC) and a subsidiary of Thomson at a special meeting of stockholders.

The transaction is expected to close later this year pending approval by regulatory authorities and the satisfaction of other customary closing conditions.

About Information Holdings Inc.

IHI is a leading provider of information products and services to intellectual property and life science markets.  IHI’s data businesses, which include MicroPatent®, Master Data Center™ and IDRAC, provide a broad array of databases, information products and complementary services for intellectual property and regulatory professionals.  IHI’s Liquent unit is a leading provider of life science regulatory intelligence and publishing solutions.

The statements in this press release that are not historical facts are forward-looking statements.  Forward-looking statements are typically statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “will,” “expects,” “anticipates,” or similar expressions.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  These forward-looking statements involve risks and uncertainties that could render them materially different.  More information about factors that could potentially affect IHI’s financial results is included in IHI’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2003.  The forward-looking information in this release reflects management’s judgment only on the date of this press release.

For further information, contact:

Vincent A. Chippari

Information Holdings Inc.

203-961-9208

vchippari@informationholdings.com

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